Exhibit 23.02



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report, dated February 25, 2000, relating to the consolidated financial statements and financial statement schedule of Ampex
Corporation, which appears in Ampex Corporation's Annual Report on Form 10-K/A for the year ended December 31, 1999.



PricewaterhouseCoopers LLP
San Jose, California
July 17, 2000







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